[Aetna Letterhead]
                                                     151 Farmington Avenue
[Aetna Logo]                                         Hartford, CT 06156




                                                     Susan E. Bryant
                                                     Counsel
                                                     Law Division, RE4A
April 14, 1997                                       Investments & Financial
                                                     Services
                                                     (860) 273-7834
                                                     Fax: (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company Post-Effective Amendment No. 5 to Registration Statement on Form N-4 File Nos. 333-01107 and 811-2513

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account C of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 333-01107).


Sincerely,

/s/ Susan E. Bryant
-------------------
Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company